                                                                    EXHIBIT 4.1

           NON-TRANSFERABLE, NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT dated as of the 7th day of May, 1997, between Acacia Research Corporation, a California corporation (the "Company"), and Christopher D. Hodges and Ann P. Hodges (the "Hodges").

                             W I T N E S E T H

         WHEREAS, pursuant to the terms of the Settlement Agreement with the Hodges dated May 7, 1997 (the "Settlement Agreement"), the Company has granted to the Hodges effective as of the date hereof (the "Option Date") a stock option to purchase authorized but unissued or treasury shares of Common Stock of the Company (the "Common Stock"), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the execution of the Settlement Agreement, the mutual promises and covenants made herein and therein and the mutual benefits derived, the parties agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Settlement Agreement. The term "Shares", as used herein, refers to shares of the Common Stock and of any stock or any other securities or property into which the Shares may hereafter be changed.

         2. GRANT OF OPTION; EXERCISE PRICE; VESTING LIMITS. (a) This Agreement evidences the Company's grant to the Hodges of the right and option to purchase, subject to the terms and conditions set forth herein, all or any part of an aggregate of 120,600 shares of the Common Stock (the "Option") at a price per share of $4.25 (as from time to time adjusted hereunder, the "Exercise Price"), representing a price equal to 85% of the fair market value of the Common Stock on the date hereof.

         (b) The Option shall vest and may be exercised as follows: 6700 Shares (subject to adjustment pursuant to Section 7 of this Agreement) on the date of this Agreement, and 6700 Shares (subject to adjustment pursuant to Section 7 of this Agreement) on each of the successive seventeen monthly anniversaries of the date of this Agreement thereafter.

         (c) Once exercisable, the Option may be exercised, from time to time, in whole or in part, prior to the close of business on November 7, 1998, subject to earlier termination under Section 7 below, and subject to reduction or termination pursuant to Section 2(d) below (the earliest of such dates, the "Expiration

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Date").  The Exercise Price and the number of Shares purchasable upon exercise of the Option shall be subject to adjustment as provided in Section
7.

         (d) Options with respect to any Shares not exercised by the Hodges prior to the Expiration Date automatically expire on such Expiration Date. If, at any time prior to the Expiration Date, the Hodges have realized total profits of $475,000.00 from the exercise of Options as calculated in accordance with Paragraph II.A.(3) of the Settlement Agreement, then the Option (or such portion of the Option which, if exercised, would increase the Hodges' profit under such calculation to an amount in excess of $475,000.00) shall thereupon cease vesting, and any unexercised Options previously issued to the Hodges will automatically become null and void.

         (e) Except as provided in Section 2(d) above, the Hodges may at any time exercise all or any part of the Options that have vested, but they need not exercise all or any part of the Options at any time, and their right to exercise the Options will accumulate as the Options vest in accordance with this Agreement.

         (f) The Hodges will be entitled to registration rights with respect to the Shares in accordance with the terms set forth in the Settlement Agreement.

         3. EXERCISABILITY OF OPTION. Upon payment in cash, bank cashier's check or by wire transfer of the Exercise Price, the Company shall cause to be delivered to the Hodges one or more certificates for the Shares so purchased. The certificate shall be deemed to have been issued as of the date of the surrender of the Option as to such number of Shares for which the Exercise Price has been paid. If less than all of the Option is exercised, the Hodges or the Company may request an exchange of this Agreement for a new option agreement in substantially the same form in respect of the remaining number of Shares subject to the Option. No fewer than 1000 Shares may be purchased at any one time, unless the number purchased is the total number at the time remaining for purchase under the Option. No adjustment shall be made for any cash dividends declared or paid on Shares issuable on the exercise of the Option.

         4. METHOD OF EXERCISE OF OPTION. The Option may be exercised only by the delivery to the Company of a written executed notice substantially in the form of EXHIBIT I hereto stating the number of Shares as to which it is being exercised and accompanied by payment in full in cash, bank cashier's check or by wire transfer, of an amount equal to the Exercise Price per Share multiplied by the number of Shares to be purchased, plus an amount sufficient to pay all withholding or other taxes or charges associated with such exercise.

         5.   COMPLIANCE WITH LAWS.

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         (a)  SECURITIES LAWS.  The issuance and delivery of the Shares are subject to compliance with all applicable federal and state securities laws, and to such approvals by any listing, regulatory or governmental authority as may be necessary in connection therewith. Any securities delivered under this Agreement shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may reasonably deem necessary or advisable to assure compliance with such legal requirements. Optionee acknowledges that it is acquiring the Option and if applicable any of the Shares for investment purposes and not with a view to or for sale in connection with the distribution thereof. Neither the Option nor the Shares have been registered under the 1933 Act or any state securities laws. Prior to their registration, the Shares will be considered "restricted securities" under Rule 144 under the 1933 Act and neither the Shares nor any interest therein may be sold or otherwise disposed of without such registration or an opinion of counsel to the Company that an exemption from applicable registration requirements is available. Any permitted transferee shall be subject to similar restrictions.

         (b) TAX WITHHOLDING. Upon exercise of the Option, the Hodges shall pay to the Company any taxes on income or gain or other charges which the Hodges may be required to pay or the Company may be required to withhold with respect to such event.

         (c) PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to this Agreement or the issuance of any of the Shares or other securities upon the exercise of the Option, PROVIDED, HOWEVER, that the Company shall not be required to permit (or to pay any tax or taxes which may be payable in respect of) any transfer involved in the issue of any certificate for Shares in a name other than that of the Hodges.

         (d) RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of the Option, the full number of Shares deliverable upon exercise of the Option.

         6. NON-TRANSFERABILITY OF OPTION. The Option and any other rights of the Hodges under this Agreement are exercisable only by the Hodges, are nontransferable and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company), except by operation of law or by will or the laws of descent and distribution. The Company may disregard any attempt at transfer, assignment or other alienation prohibited hereby.

         7.   ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES

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PURCHASABLE.  The Exercise Price and the number of Shares purchasable upon the exercise of the Option are subject to adjustment by action both of the Board of Directors of the Company from time to time as provided in this
Section 7.

         (a) ADJUSTMENT EVENTS. If there shall occur any stock split, dividend payable in stock, reverse stock split, merger or other reorganization, or exchange of Shares or other securities of the Company, or there shall occur any other fundamental change or event in respect of the Shares or a sale of substantially all the assets of the Company as an entirety, then the Board of Directors shall

    (i) equitably and proportionately adjust (i) the number and type of Shares (or other securities or property) subject to the then outstanding Option, (ii) the exercise price of the Option, and (iii) the securities and/or property deliverable upon exercise of the Option; or

    (ii) in the case of a merger or other reorganization that the Company does not survive, or a sale of substantially all of the assets of the Company as an entirety, provide for the substitution or exchange of the Option (or the Shares deliverable on exercise of the Option) for a right to acquire the consideration payable to holders of other Shares of the Company upon or in respect of such event subject to the continuing limitations on vesting and exercise in
         Section 2.

         If, in the case of any such event, the stock or other securities or property receivable on common shares by shareholders of the Company includes shares of stock or other securities or property of or from an entity other than a successor legally bound hereby, such other entity shall execute and deliver for the benefit of the Hodges an agreement to be bound hereby, together with such additional provisions to protect the interests of the Hodges as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         In the event of a merger or other reorganization that the Company does not survive, or a sale of substantially all of the assets of the Company as an entirety, the Board of Directors may in its discretion determine that each Option shall become immediately exercisable, and Shares shall immediately vest free of restrictions. Any acceleration of Awards shall comply with applicable legal requirements. If any Option or other right to acquire Shares under this Agreement has been so accelerated, but the Hodges fail to exercise such Option prior to the consummation of such reorganization or sale, such Option or right shall thereupon terminate.

         The provisions of this Section 7 shall bind the Hodges to all adjustments or substitutions made by the Board of Directors in

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good faith in accordance with the terms hereof and shall apply to any successive recapitalization, reorganization or other referenced events.

         (b) NO SHAREHOLDER RIGHTS. Nothing contained in this Agreement shall be construed as conferring upon the Hodges (i) any right to vote or receive dividends or rights or to be deemed for any purpose the holder of Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Option, (ii) any other rights of a shareholder of the Company, (iii) any right to vote upon any matter submitted to shareholders at any meeting thereof, (iv) any authority to give or withhold consent to any corporate action, or (v) to receive notice of meetings, until the Option shall have been duly exercised as provided herein.

         (c)  EFFECTIVE DATE.  Except as provided herein, adjustments under
Section 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive the applicable rights contemplated thereby. Nevertheless, the Company may elect to defer the effectiveness of such adjustment (but in no event to a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Option exercised after such record date and before such adjustment shall have become effective (i) defer issuing the number of Shares or other securities or deliverable upon such exercise in excess of the number of Shares or other securities or property of the Company issuable thereupon prior to adjustment, and (ii) not later than five business days after such adjustment shall have become effective issue to such holder the additional Shares or other securities or property issuable on such exercise.

         (d) DE MINIMIS EXCEPTION. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price per Share; PROVIDED, that any adjustments which by reason of this Section 7(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
 All calculations under this Section 7 shall be made to the nearer cent or to the nearer one-hundredth of a Share, as the case may be. The Company shall not be required to issue any fractional share, but any fractional share interest shall be paid in cash equal to the fair market value of the applicable percentage of a share in lieu thereof or, at the Company's election, paid in a fractional or whole Share.

         (e) FORM. Irrespective of any adjustments in the exercise price or the number or kind of shares that may be acquired upon the exercise of the Option, this Agreement may continue to express the same Exercise Price per share and number and kind of Shares as are originally set forth in this Agreement.

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         8.   NO RESTRICTIONS ON CORPORATE AUTHORITY; TERMINATION OF OPTION
ON LIQUIDATION OF THE COMPANY. The provisions of this Agreement shall not be deemed to restrict in any way any rights of the shareholder(s) or the Board, acting in good faith, during the term of this Agreement to dissolve, reorganize or take any other action or make any other change (fundamental or otherwise) affecting the structure, existence, organization, operations or business of the Company or any of its subsidiaries. This Option and all rights hereunder shall terminate if the Option is not exercisable or exercised prior to a dissolution of the Company. All decisions, including adjustments, by the Board or the Board of Directors made in good faith under this Agreement shall be binding and conclusive on the Hodges.

         9. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal offices located at 12 South Raymond Avenue, Pasadena, California 91105 to the attention of the Chief Financial Officer and Corporate Secretary, and to the Hodges at the address given beneath their signatures hereto, or to such other address as either party may hereafter designate in writing delivered to the other party expressly for such purposes.

         10. AMENDMENTS. This Agreement may be amended only by a writing signed by the Company and the Hodges.

         11. SUCCESSORS; BENEFIT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Hodges shall bind and inure to the benefit of their respective successors and permitted assigns hereunder. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Hodges any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Hodges and any such permitted assigns or successors.

         12. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate upon the exercise of the Option in accordance with these terms, in its entirety.

         13. GOVERNING LAW. THIS AGREEMENT AND THE OPTION SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE, SUBJECT TO THE GENERAL CORPORATION LAW OF THE STATE OF INCORPORATION OF THE COMPANY AS TO MATTERS GOVERNED THEREBY AS A MATTER OF CORPORATION LAW.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts

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shall together constitute but one and the same instrument.

         15. HEADINGS. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

         16. EFFECTIVE DATE. This Agreement and the Option evidenced hereby shall be granted as of the Effective Date and subject to the effectiveness of the Settlement Agreement.

         17. NONQUALIFIED STOCK OPTION. The Option are not, and are not intended as, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Hodges have duly executed this Agreement.

                             ACACIA RESEARCH CORPORATION, a
                             California corporation



                             By  /s/ R. BRUCE STEWART
                               --------------------------------
                             Title  Chief Financial Officer
                                  -----------------------------


                             CHRISTOPHER D. HODGES


                                /s/ CHRISTOPHER D. HODGES
                             ----------------------------------

                             ----------------------------------
                                       (Address)

                             ----------------------------------
                                  (City, State, Zip Code)


                             ANN P. HODGES


                                 /s/  ANN P. HODGES
                             ----------------------------------

                             ----------------------------------
                                       (Address)

                             ----------------------------------
                                  (City, State, Zip Code)


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Notational Record of Exercise:

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        Date         Number of Shares       Amount Received
-----------------------------------------------------------------

-----------------------------------------------------------------

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                                                                 EXHIBIT I

                         FORM OF EXERCISE OF OPTION

               ( TO BE EXECUTED UPON ANY EXERCISE OF OPTION )



         The undersigned hereby irrevocably elects [check applicable box(es)]

    / / To exercise the rights, evidenced by the Non-Transferable, Nonqualified Stock Option Agreement dated as of ____________ ___, 1997 (the "Agreement"), to purchase _________ shares (the "Shares") and herewith tenders payment in full for such Shares as follows: [check applicable box]

         / / by certified or official bank check payable to the order of Acacia Research Corporation (the "Company") in the amount of $______________

         / /       by wire transfer to _______________________

in accordance with the terms of the Agreement and instructions from the Chief Financial Officer of the Company.

The Hodges request that a certificate for such Shares be registered to the
Hodges and delivered to:   ___________________________________.

If said number of Shares is less than all of the shares purchasable under the Agreement, the Hodges shall deliver the Agreement to the Company so that the Company can make notation of the partial exercise and the date hereof on the executed copies of the Agreement.

The Shares may be sold or otherwise transferred only in compliance with the Securities Act of 1933 and any applicable state laws and that the Shares are legended to assure compliance with such laws. The
Hodges severally represent that each of them

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will comply with the Agreement and all applicable securities laws as to any transactions in or with respect to the Shares.

Dated:              , 199
      ---------  ---     --


                             CHRISTOPHER D. HODGES


                             ---------------------------

                             ---------------------------
                             Insert Taxpayer I.D. No.
                               of Christopher Hodges)


                             ANN P. HODGES


                             ---------------------------

                             ---------------------------
                             Insert Taxpayer I.D. No.
                               of Ann P. Hodges)


To be completed by the Company after the price and receipt of funds verified:

ACCEPTED BY:

ACACIA RESEARCH CORPORATION,
  a California corporation


By:
    ----------------------------

Its:
    ----------------------------

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